Exhibit 99

Silicon Labs Announces First Quarter 2017 Results

— IoT Achieves Fifth Consecutive Record Revenue Quarter —

AUSTIN, Texas — April 26, 2017 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its first quarter ended April 1, 2017. Revenue in the first quarter was at the high end of guidance at $179 million, down from $183 million in the fourth quarter. First quarter GAAP and non-GAAP earnings per share (EPS) were $0.36 and $0.63, respectively.

“We are very pleased with our first quarter 2017 financial results, reflecting solid year-on-year growth in revenue and profitability,” said Tyson Tuttle, CEO of Silicon Labs. “Our Internet of Things and Infrastructure businesses now represent nearly 70 percent of revenue targeting large, high-quality, sustainable, and growing markets.”

First Quarter Financial Highlights

•                  Internet of Things (IoT) revenue established a new record, increasing to $88 million, up 3% sequentially and 24% year-on-year.

•                  Infrastructure revenue declined to $36 million, down 3% sequentially and up 14% year-on-year.

•                  Broadcast revenue declined to $37 million, down 8% sequentially and 3% year-on-year.

•                  Access revenue declined to $18 million, down 8% sequentially and 15% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 58.7%.

•                  GAAP R&D expenses were $52 million.

•                  GAAP SG&A expenses were $40 million.

•                  GAAP operating income as a percentage of revenue was 7.1%.

•                  GAAP diluted earnings per share was $0.36.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, amortization of interest expense related to convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 59.0%.

•                  Non-GAAP R&D expenses were $42 million.

•                  Non-GAAP SG&A expenses were $33 million.

•                  Non-GAAP operating income as a percentage of revenue was 17.3%.

•                  Non-GAAP diluted earnings per share was $0.63.

Product Highlights

•                  Announced a major expansion of Silicon Labs’ EFR32™ Wireless Gecko multiprotocol SoC portfolio, delivering superior RF performance, enhanced cryptography acceleration, larger memory options, on-chip capacitive touch control, and additional low-power peripherals and sensor interfaces.

•                  Launched the new EFM32™ Jade and Pearl MCUs, offering new security features, larger memory options, peripheral integration, and ultra-low active and sleep mode currents.

•                  Launched new Micrium® OS and Platform Builder software to help embedded designers simplify IoT system configuration and accelerate development and time to market.

Business Highlights

•                  Completed a private offering of $400 million of 1.375% convertible senior notes.

•                  Added Gregg Lowe, a veteran of Freescale and Texas Instruments, to Silicon Labs’ board of directors.

Business Outlook

The company expects revenue in the second quarter to be in the range of $184 million to $189 million, and also estimates the following:

On a GAAP basis:

•                                          GAAP gross margin at 58.8%.

•                                          GAAP operating expenses at approximately $92 million.

•                                          GAAP effective tax rate at 11%.

•                                          GAAP diluted earnings per share between $0.27 and $0.33.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, amortization of interest expense related to convertible notes, and certain other items as set forth in the reconciliation tables below:

•                                          Non-GAAP gross margin at 59.0%.

•                                          Non-GAAP operating expenses between $74 million and $75 million.

•                                          Non-GAAP effective tax rate at 11.5%.

•                                          Non-GAAP diluted earnings per share between $0.68 and $0.74.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 8459893. The replay will be available through May 26, 2017.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Labs logo, Micrium, EFM32 and EFR32 are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Revenues	$179,028	$162,025
Cost of revenues	73,867	66,494
Gross margin	105,161	95,531
Operating expenses:
Research and development	52,324	49,046
Selling, general and administrative	40,155	39,637
Operating expenses	92,479	88,683
Operating income	12,682	6,848
Other income (expense):
Interest income	696	271
Interest expense	198	(655)
Other, net	(120)	(391)
Income before income taxes	13,456	6,073
Provision (benefit) for income taxes	(1,970)	265
Net income	$15,426	$5,808

Earnings per share:
Basic	$0.37	$0.14
Diluted	$0.36	$0.14

Weighted-average common shares outstanding:
Basic	42,096	41,629
Diluted	43,030	42,199

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 1, 2017
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$179,028

Gross margin	105,161	58.7%	$258	$—	$124	$105,543	59.0%

Research and development	52,324	29.2%	5,246	4,897	356	41,825	23.4%

Selling, general and administrative	40,155	22.4%	4,982	1,605	816	32,752	18.3%

Operating income	12,682	7.1%	10,486	6,502	1,296	30,966	17.3%

	Three Months Ended April 1, 2017
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$15,426	$10,486	$6,502	$1,296	$(1,228)	$(5,212)	$27,270

Diluted shares outstanding	43,030						43,030

Diluted earnings per share	$0.36						$0.63

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending July 1, 2017
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	58.8%	0.2%	59.0%

Operating expenses	$92	$18	$74 - $75

Effective tax rate	11.0%	0.5%	11.5%

Diluted earnings per share - low	$0.27	$0.41	$0.68

Diluted earnings per share - high	$0.33	$0.41	$0.74

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$225,399	$141,106
Short-term investments	396,327	153,961
Accounts receivable, net	75,852	74,401
Inventories	61,308	59,578
Prepaid expenses and other current assets	54,360	61,805
Total current assets	813,246	490,851
Long-term investments	5,257	5,196
Property and equipment, net	130,635	129,559
Goodwill	288,629	276,130
Other intangible assets, net	103,638	103,565
Other assets, net	58,021	76,543
Total assets	$1,399,426	$1,081,844

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,781	$39,577
Accrued expenses	47,416	50,100
Deferred income on shipments to distributors	49,700	45,568
Income taxes	4,396	4,450
Total current liabilities	145,293	139,695
Long-term debt	—	72,500
Convertible debt	332,502	—
Other non-current liabilities	42,797	42,691
Total liabilities	520,592	254,886
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,348 and 41,889 shares issued and outstanding at April 1, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	59,714	24,463
Retained earnings	819,641	801,999
Accumulated other comprehensive income (loss)	(525)	492
Total stockholders’ equity	878,834	826,958
Total liabilities and stockholders’ equity	$1,399,426	$1,081,844

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Operating Activities
Net income	$15,426	$5,808
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	3,596	3,310
Amortization of other intangible assets and other assets	6,752	7,980
Amortization of debt discount and debt issuance costs	869	—
Stock-based compensation expense	10,486	10,344
Income tax benefit (shortfall) from stock-based awards	—	(1,025)
Excess income tax benefit from stock-based awards	—	(6)
Deferred income taxes	(4,059)	(38)
Changes in operating assets and liabilities:
Accounts receivable	(1,252)	(990)
Inventories	(1,636)	4,580
Prepaid expenses and other assets	6,708	9,159
Accounts payable	5,565	1,559
Accrued expenses	(3,889)	6,260
Deferred income on shipments to distributors	4,038	5,558
Income taxes	945	494
Other non-current liabilities	(1,536)	(10,584)
Net cash provided by operating activities	42,013	42,409

Investing Activities
Purchases of available-for-sale investments	(267,777)	(44,547)
Sales and maturities of available-for-sale investments	25,595	46,654
Purchases of property and equipment	(4,543)	(2,303)
Purchases of other assets	(1,446)	(1,107)
Acquisition of business, net of cash acquired	(13,658)	—
Net cash used in investing activities	(261,829)	(1,303)

Financing Activities
Proceeds from issuance of long-term debt, net	390,000	—
Payments on debt	(72,500)	(2,500)
Repurchases of common stock	—	(18,484)
Payment of taxes withheld for vested stock awards	(13,553)	(7,517)
Proceeds from the issuance of common stock	162	—
Net cash provided by (used in) financing activities	304,109	(28,501)

Increase in cash and cash equivalents	84,293	12,605
Cash and cash equivalents at beginning of period	141,106	114,085
Cash and cash equivalents at end of period	$225,399	$126,690